Colmena Corp.
                            (a Delaware corporation)

                                 Bond Number 001

                       Class A, Series A, Convertible Bond

$86,664.18                                               December 31, 2001

     FOR VALUE RECEIVED, Colmena Corp., a Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and with offices at 2500 N. Military Trail, Suite 225-D, Boca Raton, Florida 33431 (the "Issuer"), promises to pay to the order of The Yankee Companies, LLC, a Florida limited liability company with offices located at the Crystal Corporate Center; 2500 North Military Trail, Suite 225, Boca Raton, Florida 33431 and whose federal employer identification number is 59-3752068 ("Yankees," Yankees together with all successors in interest to its rights hereunder being collectively and generically referred to as the "Bond Holder[s];" the Issuer, Yankees and the Bond Holders being hereinafter collectively and generically referred to with their successors in interest as the "Parties"): the principal sum of $86,664.18, together with interest thereon commencing on the date of this instrument (the "Bond") at the annualized rate of 2% over the prime rate charged during the subject period by Citibank, N.A. (New York City) to its most favorite corporate borrowers for unsecured obligations having a term of one year or less; at the Issuer's offices, or such other address as the Bond Holder may provide for such purpose, subject to the following terms:

                                      TERMS

1.  Basic Terms:

   (a)    Definitions:

          The following terms or phrases, as used in this Bond, will have the following meanings:

          (1)  Accredited Investor:

               treatment as an accredited investor, as defined in Rule 501(a) of Commission Regulation D, which provides as follows: Accredited investor. "Accredited investor" will mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person: (1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section


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               3(a)(5)(A)  of  the  Act  whether  acting  in its  individual  or fiduciary  capacity;  any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
               (2) Any  private  business  development  company  as  defined  in section 202(a)(22) of the Investment Advisers Act of 1940; (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable


                                     Page 6
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               expectation  of  reaching  the same  income  level in the current year; (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss.230.506(b)(2)(ii); and, (8) Any entity in which all of the equity owners are accredited investors.

          (2)  Blue Sky:

               The phrase used to indicate state laws and regulations  governing
               securities   transactions  and  participants  in  the  securities
               industry.

          (3)  Capital Stock:

               Equity securities of all classes and series, including, without limitation, common stock and preferred stock

          (4)  Code:

               The Internal Revenue Code of 1986, as amended.

          (5)  Commission:

               The United States Securities and Exchange Commission.

          (6)  EDGAR:

               The Commission's electronic data gathering and retrieval system accessible by the public at the Commission's website located at http://www.sec.gov.

          (7)  Exchange Act:

               The Securities Exchange Act of 1934, as amended.

          (8)  Florida Act:

               The Florida Securities and Investor Protection Act.

          (9)  Florida Rule:

               Florida Rule 3E-500.005, which provides as follows: Disclosure requirements of Section 517.061(11)(a)3., Florida Statutes. (1) Transactions by an issuer which do not satisfy all of the conditions of this rule will not raise any presumption that the exemptions provided by Section 517.061(11), Florida Statutes is not available for such transactions. Attempted compliance with this rule does not act as an election; the issuer can also claim the availability of Section 517.061(11), Florida Statutes, outside this rule. (2) The determination as to whether sales of securities are part of a larger offering (i.e., are deemed to be integrated) depends on the particular facts and circumstances. In determining whether sales should be regarded as part of a larger offering and thus should be integrated, the facts described in Rule 3E-500.01 should be considered. (3) Although sales made pursuant to Section 517.061(11), Florida Statutes, and in compliance with this rule, are exempt from the registration provisions of this Act, such exemption does not avoid the anti-


                                     Page 7
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               fraud  provisions  of  Sections  517.301  and  517.311,   Florida
               Statutes. (4) The provisions of this rule will apply only to transactions which are consummated with persons in the State of Florida. (5) The requirements of Sections 517.061(11)(a)(3), Florida Statutes, that each purchaser, or his representative be provided with or given reasonable access to full and fair disclosure of all material information will be deemed to be satisfied if either paragraphs (5)(a) or (5)(b) are complied with: (a) Access to or Furnishing of Information. Reasonable access to, or the furnishing of, material information will be deemed to have been satisfied if prior to the sale a purchaser is given access to the following information: 1. All material books and records of the issuer; and, 2. All material contracts and documents relating to the proposed transaction; and, 3. An opportunity to question the appropriate executive officers or partners .... (6) In the case of an issuer that is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the provisions of paragraph (5)(b) of this rule will be deemed satisfied by providing the following: (a) The information contained in the annual report required to be filed under the Securities Exchange Act of 1934 or a registration statement on Form S-1 under the Securities Act of 1933, whichever filing is the most recent required to be filed, and the information contained in any definitive proxy statement required to be filed pursuant to Section 14 of the Securities Exchange Act of 1934 and in any reports or documents required to be filed by the issuer pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the filing of such annual report or registration statement; and, (b) A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in the issuer's affairs which are not disclosed in the documents furnished.

         (10)  NASD:

               The National Association of Securities Dealers, Inc., a Delaware corporation and self regulatory organization registered with the Commission.

         (11)  OTC Bulletin Board:

               The electronic, over-the-counter securities market operated by the NASD, not to be confused with the NASDAQ Stock Market, Inc., a wholly owned subsidiary of the NASD.

         (12)  Securities Act:

               The Securities Act of 1933, as amended.



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         (13)  Service: The United States Internal Revenue Service.

         (14)  (A)  All  undefined   financial  terms  will  have  the  meanings
                    ascribed to them by generally accepted accounting practices, consistently applied on the accrual basis of accounting, as modified by rules of the Commission including Regulations SB and SK.

               (B) Additional terms characterized by initial capital letters are defined in this Bond immediately following their first use.

   (b)   The Bonds

          (1) This Bond is one of that series of bonds in the aggregate principal amount of $80,000, identical in all material terms to this instrument, privately placed by the Issuer solely to accredited investors pursuant to the provisions of Sections 4(2) and 4(6) of the Securities Act, and designated as the Class A, Series A, Convertible Bonds, which the Issuer has exchanged with Yankees pursuant to the provisions of Section 3(a)(9) of the Securities Act for a series of matured and past due promissory notes in the principal amount and accrued interest equal to the original principal amount of the Bonds.

          (2)  This Bond shall be payable as follows:

               (A) Interest shall be payable in one aggregate payment on the maturity date of the Bond, subject to tender of the Bond for cancellation and payment in the manner hereinafter provided. Except in the event of a default on payment after presentation therefor, interest shall cease on the maturity date.

               (B) Principal on this Bond shall be payable on the 366th day following the later of its execution by the Issuer, as evinced by the date hereon, or the tender of the total subscription price for this Bond, to the Issuer, in cleared and immediately available funds.

          (3) The Bond Holder may elect to subdivide this Bond into two or more separate obligations, at its option, provided, however, that each separate resulting instrument must be in an amount of at least $10,000 in principal and must be divisible by 1,000 without resulting fraction, except as to one single certificate which will be in such amount as is required to accurately reflect the principal balance then due.

          (4) Transfers or divisions of Bonds will be effected by the Issuer, at the written request of the Bond Holder, including appropriate signature guarantees (but payment of bond transfer fees and taxes shall be the responsibility of the Bond Holder); provided, however, that unless the Bonds are properly registered pursuant



                                     Page 9
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               to  Section 5 of the  Securities  Act of 1933,  as  amended  (the
               "Securities Act"), and comparable state blue sky laws in the state of the transferee's domicile, no transfers will be effected unless accompanied by an opinion of legal counsel acceptable to the Issuer, attesting to the fact that the transfer will not violate applicable laws and detailing the factual and legal basis for such opinion.

   (c)    Reservation of Underlying Securities

          The Issuer shall promptly instruct its transfer agent to reserve the quantity of Capital Stock required to be issued in the event of conversion of the Bonds and shall require its transfer agent to maintain such reserved stock until the Bonds are either paid in full or converted.

   (d)    Cancellation and Restructuring of Rights under Yankees Warrant

          The Parties acknowledge that the Yankee Companies, Inc., a Florida corporation and affiliate of Yankees, has agreed with the Issuer to cancel its warrant entitling it to acquire 75% of the Issuer's outstanding and reserved Capital Stock, as described in the Issuer's reports filed with the Commission (the "Yankees Warrant"), and that the 8,000,000 shares of the Issuer's common stock heretofore issued under the Yankees Warrant shall, for all purposes, be treated as having been issued under this Bond and for purposes of Commission Rule 144(d)(3)(ii), to have been issued on the original dates of payment therefor.

2.  Security and Subordination:

    (a) This Bond shall be secured by a security interest in all of the Issuer's assets, including after-acquired assets, subject only to prior, perfected security interests, and to the sale of assets in the ordinary course of business provided that the proceeds of such sales are re- invested in inventory or used to pay operating expenses of the Issuer, since it is the intent of the Parties that no proceeds be used for payment of dividends or extra-ordinary compensation to the principals of the Issuer.

    (b) The security interest shall be evinced by such documentation as Yankees, as the representative for all Bond Holders, shall deem appropriate from time to time, but in any event, by forms adopted under the Uniform Commercial Code of the States of Delaware, Florida and such other states in which the Issuer formally qualifies to engage in business, and properly executed and timely filed with such states (e.g., Form UCC-1).

    (c) In the event of default hereunder, Yankees, acting as the irrevocable agent for all Bond Holders but without fiduciary obligations thereto, shall make all decisions pertaining to appropriate remedies for default, including without limitation, those involving the dispute resolution provisions of the Bonds.


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3.  Conversion, Trading, Exemptions from Securities Laws & Registration:

   (a)  (1)    This Bond shall, at the Bond Holder's option, be convertible into shares of the Issuer's securities, such that, upon complete conversion, the number of shares owned by the Bond Holder shall be equal to 75% of all of the Issuer's:

               (A)  Outstanding Capital Stock; and

               (B) Capital Stock reserved in conjunction with existing corporate obligations other than this Bond (e.g., options, warrants, stock option plans, employment or consulting agreements, etc.).

        (2) The actual quantity of securities into which this Bond may be converted will be determined based on the Issuer's outstanding or reserved securities at the time conversion is completed, subject to anti-dilutive rights for a period of three fiscal months thereafter pursuant to which additional securities shall be issued to the Bond Holder in such amounts as may be required so that the securities owned by the Bond Holder shall be equal to 75% of all of the Issuer's outstanding or reserved Capital Stock at the end of the first three months following the time conversion is completed.

        (3) Conversion may be effected in whole or in part, provided that the decision of any Bond Holder not to convert will not preclude any other Bond Holder from exercising conversion rights, unless he, she or it is merely the nominee or an alter ego of the non-exercising Bond Holder.

        (4) The conversion price per share will be calculated based on the number of shares outstanding and reserved (as hereinbefore described) at the time of conversion, pro rata, so that subsequent conversions are expected to be at lower prices than earlier conversions.

    (b) This Bond has not been registered under any federal or state securities requirements in reliance on the exemptions provided by Sections 3(a)(9), 4(2) and 4(6) of the Securities Act, the Bond Holder having heretofore confirmed to the Issuer that he, she or it is meets the definition of an Accredited Investor, and by acceptance of any assignments of this Bond, any subsequent Bond Holder hereby confirms such assertion under penalty of perjury:

         (1) The Class A, Series A, Convertible Bonds will not be subject to the protective features of the Trust Indenture Act of 1939, as amended (the "Indenture Act") pertaining to required use of an approved form of trust indenture and the employment of an independent trustee to protect the interests of the Bond Holders, pursuant to exemptive provisions of Sections 304(a)(8) and 304(b) of the Indenture Act and Rule 4a-1 adopted thereunder (Reg.



                                    Page 11
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               Section 260.4a-1); consequently, all of the terms of the Class A,
               Series A, Convertible Bonds are contained in this instrument and each Bond Holder will be required to monitor compliance by the Issuer with its obligations hereunder directly and to rely on Yankees, in the sole exercise of its discretion and without fiduciary obligations to the Bond Holders, to take required enforcement actions.

         (2)   The Bond Holder, by acceptance of this Bond, hereby confirms that

               (A) He, she or it has reviewed all of the Issuer's filings under the Exchange Act currently posted on the Commission's Internet web site during the past 12 months, has had the opportunity to question officers and directors of the Issuer concerning its business, history, personnel and the terms of the exchange pursuant to which this Bond was issued;

               (B) Because neither this Bond nor the shares of Capital Stock issuable in the event of its conversion have been registered with the Commission or any state securities regulatory authorities, the Bond Holders hereby acknowledge that:

                    a. This Bond and the shares of Capital Stock issuable upon conversion will bear legends restricting their transfer, sale, conveyance or hypothecation unless they are either registered under the provisions of Section 5 of the Securities Act and the securities laws of the Bond Holder's state of domicile, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to the Issuer is provided by the Bond Holder to the effect that such registration is not required as a result of applicable exemptions therefrom; provided that the Parties agree that it is their understanding that because the Bonds were exchanged solely for existing securities of the Issuer (the Notes) and because conversion of the Bond for the Capital Stock will be solely in consideration for other securities of the Issuer, the holding period applicable prior to resale under Commission Rule 144(d) will, pursuant to the exchange of securities provisions of Commission Rule 144(d)(3)(ii), commence on the original date of the Notes for which this Bonds have been exchanged.

                    b. The Issuer's transfer agent shall be instructed not to transfer this Bond or any of the Capital Stock issued on conversion thereof unless the Issuer advises it that such transfer is in compliance with all applicable laws; and



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                    c.   The Bond  Holder  is  acquiring  this  Bond for its own
                    account, for investment purposes only, and not with a view to further sale or distribution.

   (c)  (1)    At  Yankees  option,  the  Issuer  shall,  at its  sole  cost and expense, register all of the Bonds and all of the securities into which they are convertible, with the Commission and State Blue
               Sky regulatory authorities, as required to permit their public sale.

        (2) In addition to Yankees' demand registration rights, in the event the Issuer files a registration statement during the term of this Agreement, it shall notify all of the Bond Holders either in writing or by publication in a newspaper of national circulation (e.g., USA Today or the Wall Street Journal) of such intent and shall, at the request of any of them, register their Bond(s) and the shares of Capital Stock underlying the conversion rights described herein, in such registration statement.

4.   Prepayment:

   (a) The Bond is pre-payable, in whole or in part, at the sole election of the Issuer, at any time, without prepayment penalties, subject to the following requirements:

         (1) The Issuer may not selectively prepay the Bonds but rather, unless it has elected to prepay all of the Bonds, it must notify all Bond Holders (the "Prepayment Notice"), either as hereinafter provided by United States First Class Mail, postage prepaid, addressed to the address set forth on the face hereof or such other address as the Bond Holder has provided to the Issuer and the Issuer has listed in its securities registry records; or, at the Issuer's option, in the manner set forth above for notice of intent to file a registration statement with the Commission, of its intention to partially prepay the Bonds, specifying the terms of prepayment, and advising all Bond Holders who desire to voluntarily accept prepayment to notify the Issuer on or before a specified date no earlier than the tenth business day following the date of the Prepayment Notice, in writing in the manner set forth below for providing notice to the Issuer, of such fact (the "Prepayment Request Notice").

         (2) The Issuer shall first prepay the Bonds held by persons who have provided timely Prepayment Request Notices and if such Bond Holders held Bonds with an aggregate balance due exceeding the amount specified for prepayment, the Issuer may, in its sole discretion, either elect to increase the amount due which it is prepared to prepay in order to prepay all of them; elect to prepay the Bonds based on first paying Bond Holders of Bonds with the largest aggregate amount due; or, elect to prepay the Bonds by random selection of Bond serial numbers.

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         (3)   In the event that the  aggregate  amount due to the Bond  Holders that have provided Prepayment Request Notices is less than the amount that the amount specified for prepayment, the Issuer may, in its sole discretion, either elect to decrease the amount due which it is prepared to prepay in order to limit prepayment of the Bonds held by those Bond Holders that provided the Prepayment Request Notice; elect to prepay the balance of the Bonds to be prepaid based on first paying holders of Bonds with the smallest aggregate amount due; or, elect to prepay the Bonds by random selection of Bond serial numbers.

         (4) In all cases, the Bond Holders will be provided until not earlier than the 30th day following the date of the Prepayment Notice, with the option of converting all (but not less than all) of the Bonds held by them, directly or indirectly, into shares of the Issuer's Capital Stock, in the manner provided above.

5.   Notices:

   (a) Any demand or notice made or given by the Bond Holder pursuant hereto or in connection herewith shall be made upon or given to the Issuer by registered mail, return receipt requested, postage prepaid, directed to the Issuer at its address as set forth on the latest Exchange Act report filed by the Issuer with the Commission, as reflected on the Commission's Internet web site (www.sec.gov), unless the Issuer has ceased filing such reports, in which case it shall be provided to the address maintained for the Issuer by the Office of the Secretary of State of the state in which it is then incorporated, but making or giving or attempting to make or give any demand or notice shall not waive any right granted hereunder or otherwise to act without demand or notice.

   (b) Any demand or notice made or given by the Issuer to any Bond Holder pursuant hereto or in connection herewith shall be made upon or given to the by United States First Class Mail, postage prepaid, addressed to the address set forth on the face hereof or such other address as the Bond Holder has provided to the Issuer and the Issuer has listed in its securities registry records; or, at the Issuer's option, by publication in a newspaper of national circulation (e.g., USA Today or the Wall Street Journal).

6.   Dispute Resolution

   (a) The Parties hereby covenant and agree that in the event that either is required to retain an attorney to assist it in enforcing the provisions of this Bond, the prevailing in such proceeding shall, by application to the subject tribunal, be entitled to recover from the other Party such costs, expenses and damages associated with the actions or failures to act which led to such decision, as such tribunal deems appropriate under the circumstances, including, without limitation, reasonable attorney's fees as actually paid throughout the course of any negotiations, trials or appeals, but shall exclude consequential or incidental damages.

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   (b)    This note shall be governed by and  construed in  accordance  with the laws of the State of Delaware but any proceedings arising hereunder shall be adjudicated before a forum located within the county in which the Issuer maintains its principal legal offices, or in the absence of any such offices, its principal administrative offices.

   (c) In the event any provision of the Bonds shall be deemed unenforceable under the laws binding on a tribunal adjudicating its validity, then the Parties hereby request that such tribunal reform this Bond in such manner as will most closely accomplish its purpose without violating applicable laws or public policies.

   (d) By execution and delivery of this Bond, the Parties hereby irrevocably accept and submit to, for themselves and their successors in interest, generally and unconditionally, the personal jurisdiction of any tribunal meeting the requirements for venue set forth above.

   (e)    (1)  The Parties hereby irrevocably  consent to service of any summons and/or legal process by registered or certified United States mail, postage prepaid, to the Party served at the address determined in the manner hereinbefore set forth in this Bond for the provision of notice, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding.

          (2) Nothing in this Agreement shall service of process in any other manner permitted by law.

          (3) The Parties further agree that final judgment against either of them in any legal action, suit or proceeding complying with the foregoing provisions shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the subject Party's liability.

7.   Acceptance of Terms of this Agreement by the Bond Holders

     By accepting any of the rights granted under this Bond, the Bond Holder and all of the Bond Holder's successors in interest to any rights under this Bond shall be conclusively presumed to have accepted all obligations set forth herein as applying to Bond Holders, such acceptance constituting a condition precedent to any obligations of the Issuer to the Bond Holder or its successor in interest arising from the transaction reflected in this Bond.

8.   License

     This instrument is the property of The Yankee Companies, LLC., a Florida limited liability company ("Yankees"), and has been licensed for use only in conjunction with this transaction. No one may utilize this form or any derivations thereof without the prior written consent of Yankees.

                                      * * *

     In Witness Whereof, the Issuer has executed this instrument on this 31st day of December, 2001.

                                                   Colmena Corp.


                                     By:  /s/ Edward C. Dmytryk /s/
                                              Edward C. Dmytryk, President

[Corporate Seal]

                                   Attest:  /s/ Vaneessa H. Lindsey /s/
                                                Vanessa H. Lindsey, Secretary

                                 CONVERSION FORM

     The Undersigned hereby irrevocably elects to convert $________ in principal and accrued interest due under this Bond into shares of the Issuer's Capital Stock, as provided for in this Bond.

               Instructions For Registration and Delivery of Stock

                      Please type or print in block letters

                              ---------------------
                                     (Name)

                        --------------------------------
           (Social Security or Federal Employer Identification Number)

                        --------------------------------

                        --------------------------------
                                    (Address)

Dated:  ___________

                      -------------------------------------
                             Bond Holder's Signature

                                         NOTICE:   The signatures to this notice
                                                   of conversion must correspond
                                                   with the name as written upon
                                                   the face of the Bond in every
                                                   particular without alteration
                                                   or enlargement  or any change
                                                   whatever.

Signature Guaranteed:



     IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST COMPANY!

                                 ASSIGNMENT FORM

     FOR  VALUE  RECEIVED,   _____________________  hereby  sells,  assigns  and
transfers unto

                            ---------------------------------------------------
                                                       Name

                            ---------------------------------------------------
                                                      Address

     $_______________ of the principal amount and accrued interest of this Bond to which this Bond relates, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer the same on the books of the Issuer with full power of substitution in the premises.

Dated:  ___________
                                       -------------------------------------
                                              Bond Holder's Signature

                                            NOTICE:   The  signatures  to   this
                                            assignment must  correspond with the
                                            name as written upon the face of the
                                            Certificate   in  every  particular,
                                            without alteration or enlargement or
                                            any change whatever.


Signature Guaranteed:



     IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST COMPANY!